Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
STILLWATER MINING COMPANY
(a Delaware corporation)

ARTICLE I

OFFICES

     Section 1.1    Registered Office. The registered office of the Corporation shall be in Wilmington, Delaware.

     Section 1.2    Corporate Office. The Corporation may have its office or offices at such place or places as the board of directors, in its discretion, may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

     Section 2.1    Time and Place. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice of the meeting.

     Section 2.2    Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time fixed, from time to time, by the board of directors; provided, however, that the first annual meeting shall be held within thirteen months after the organization of the Corporation, and each succeeding annual meeting shall be held within thirteen months after the last preceding annual meeting. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     Section 2.3    Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by law or by the Restated Certificate of Incorporation, may be called at any time by a majority of the entire board of directors, the chairman or the president of the Corporation or by the secretary upon the written request of stockholders owning at least a majority of the capital stock of the Corporation entitled to vote generally in the election of directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. No business may be transacted at such meeting except that referred to in the notice thereof.

     Section 2.4    Notices. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by the Delaware General Corporation Law (the “DGCL”) or the Restated Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder’s address as it appears on the stock records of the Corporation.

     Section 2.5    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 2.6    Notice of Business. Subject to Section 2.3 of these Amended and Restated Bylaws, at any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.6, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend any document, including these Amended and Restated Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business to be brought before a meeting of stockholders by a stockholder shall be conducted at such meeting of the stockholders except in accordance with the procedures set forth in this Section 2.6. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 2.6.

     Section 2.7    Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, theft duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions and/or comments by participants. Unless and to the extent determined by the board of directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 2.8    Voting List. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.9    Quorum; Adjournment. Except as otherwise required by law, by the Restated Certificate of Incorporation or by these Amended and Restated Bylaws, the presence, in person or by proxy, of holders of at least 50% of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. In case a quorum shall not be present at any meeting of stockholders, the presiding officer of the meeting or a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, provided, however, if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, the board of directors may adjourn a meeting of the stockholders if the board of directors determines that adjournment is necessary or appropriate in order to enable the stockholders (a) to consider fully information that the board of directors determines has not been made sufficiently or timely available to stockholders or (b) to otherwise effectively exercise their voting rights.

     Section 2.10    Voting and Proxies. Subject to the provisions of the Restated Certificate of Incorporation, at every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of (i) a plurality of votes cast at the meeting is required for the election of directors and (ii) a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the DGCL or other law or of the Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

     Section 2.11    Waiver. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

ARTICLE III

DIRECTORS

     Section 3.1    Number. The number of directors of the Corporation shall initially be nine (9) and thereafter may be as from time to time fixed by the board of directors, except as otherwise allowed by, set forth or restricted in the Restated Certificate of Incorporation or the Stockholders Agreement dated as of June 23, 2003, by and among Stillwater Mining Company, Norimet Ltd. and MMC Norilsk Nickel, as the same may be amended from time to time (the “Stockholders Agreement”).

     Section 3.2    Elections. Except as provided in the Restated Certificate of Incorporation or in Section 3.4 of this Article 3, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     Section 3.3    Nomination of Directors. Subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Article 4 of the Restated Certificate of Incorporation, to the holders of any class or series of preferred stock, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. Subject to the Stockholders Agreement, only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors, (b) by any nominating committee or persons appointed by the board of directors or (c) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,

(iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.4    Vacancies. Subject to the Stockholders Agreement and except as set forth in the Restated Certificate of Incorporation, any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     Section 3.5    Meetings. The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. The board of directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

     Section 3.6    Notice of Special Meetings. Special meetings of the directors may be called by the chairman, president or upon the written request of any two (2) members of the board of directors. Such notice may be given to each member of the board of directors by mail by the secretary, the chairman, the president, or the members of the board calling the meeting by depositing the same in the United States mail, postage prepaid, at least seven (7) days before the meeting, addressed to the director at the last address he or she has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed. Notice may also be given at least seventy-two (72) hours before the meeting in person, by telephone, or by a writing (including prepaid telegram, telex, cablegram, radiogram, facsimile or similar writing), and such notice shall be deemed to have been given when the personal or telephone conversation occurs or when the writing is either personally delivered to the director or is delivered to such address as is stated above, as the case may be; provided that with respect to special meetings called upon the request of two (2) directors, notice in person or by telephone shall not be permitted.

     Section 3.7    Quorum. Subject to the Stockholders Agreement, at all meetings of the board of directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by the DGCL or other law, the Restated Certificate of Incorporation, or these Amended and Restated Bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

     Section 3.8    Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

     Section 3.9    Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

     Section 3.10    Attendance by Telephone. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.11    Compensation. Members of the board of directors may be paid their expenses, if any, of attendance at each meeting of the board of directors (or committee thereof) and may be paid such normal, customary fees for attendance at each meeting of the board of directors (or committee thereof) or such annual normal, customary fees as director as the board of directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.12    Entire Board of Directors. As used in this Article 3 and in these Amended and Restated Bylaws generally, the term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE IV

OFFICERS

     Section 4.1    Election. The Corporation shall have such officers, with such titles and duties, as the board of directors may determine by resolution, which may include a chairman, vice chairman, chief executive officer, chief operating officer, president, one or more vice presidents, a secretary, and a treasurer and one or more assistants to such officers. The officers shall in any event have such titles and duties as shall enable the Corporation to sign instruments and stock certificates complying with Sections 103(a)(2) and 158 of the DGCL, and one of the officers shall have the duty to record the proceedings of the stockholders and the directors in a book to be kept for that purpose. Subject to the Stockholders Agreement, the officers shall be elected by the board of directors; provided, however, that the chairman may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he or she deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these Amended and Restated Bylaws or as may be determined from time to time by the board of directors or the chairman. Any two or more offices may be held by the same person.

     Section 4.2    Removal and Resignation. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer may resign at any time by giving written notice of his or her resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Subject to the Stockholders Agreement, any vacancy occurring in any office shall be filled by the board of directors, except for the offices of assistant secretary or assistant treasurer which may be filled by the chairman.

     Section 4.3    Chairman. The chairman shall preside at all meetings of the stockholders and of the board of directors and shall perform such additional functions and duties as the board of directors may, from time to time, prescribe. The chairman must be a director.

     Section 4.4    Vice Chairman. The vice chairman shall assist the chairman in performing such tasks as the chairman may assign to the vice chairman from time to time and shall perform such additional functions and duties as the board of directors may, from time to time, prescribe. Except as determined by the board of directors, the vice chairman shall be the officer next in seniority after the president and senior to any vice presidents.

     Section 4.5    Chief Executive Officer. Subject to the direction and control of the board of directors, the chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall implement and carry out the annual budget and business plan and all other matters approved by the board of directors. He or she may negotiate for, approve and execute contracts, deeds and other instruments on behalf of the Corporation as are necessary and appropriate in the general management of the business of the Corporation or as are approved by the board of directors or any committee designated by the board of directors. He or she shall perform such additional functions and duties as the board of directors may from time to time prescribe. The chief executive officer may delegate a portion of the authority granted to him or her to other officers and employees of the Corporation. Any such delegation by the chief executive officer must be in writing with copies provided to the treasurer and secretary of the Corporation. The chief executive officer shall be the chairman of the board.

     Section 4.6    President. The president shall serve as the chief executive officer, with the duties and powers enumerated in Section 4.5 above, in the absence of a duly elected chief executive officer or in the event of the absence or disability of the chief executive officer. The president shall also perform such other duties and have such other powers as are prescribed by the board of directors or the chief executive officer from time to time.

     Section 4.7    Chief Operating Officer. The chief operating officer shall be responsible for directing and supervising the Corporation’s operating activities. He or she shall be the officer primarily responsible for the development of the Corporation’s operations and systems and shall report to the board of directors thereon when requested at meetings of the board of directors. He or she shall have such other responsibilities and shall exercise such additional authority as may from time to time be assigned to him by the board of directors or the chief executive officer.

     Section 4.8    Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the chief executive officer shall be the officer or officers next in seniority after the vice chairman or, if none, the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the board of directors or, in lieu of or in addition to such prescription, such as are prescribed by the chief executive officer from time to time. Upon the death, absence, or disability of the chief executive officer and the president, the vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the chief executive officer or the president shall perform the duties and exercise the powers of the president.

     Section 4.9    Assistant Vice President. The assistant vice president or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the board of directors, the chief executive officer, the president or a vice president from time to time.

     Section 4.10    Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal, if any, and stock records, be responsible for the maintenance of all corporate files and records, have authority to affix the corporate seal, if any, to any instrument requiring it (and, when so affixed, attest it by his or her signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors, the chief executive officer or the president from time to time.

     Section 4.11    Assistant Secretary. The assistant secretary or, if there is more than one, the assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him or her by the board of directors, the chief executive officer, the president or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the board of directors, the chief executive officer, the president or the secretary from time to time.

     Section 4.12    Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds, and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse cheeks and warrants in its name and on its behalf, and give frill discharge for the same. He or she shall also have charge of the disbursement of the funds of the Corporation and shall keep frill and accurate records of the receipts and disbursements. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors, the chief executive officer or the president from time to time.

     Section 4.13    Assistant Treasurer. The assistant treasurer or, if there is more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him or her by the board of directors, the chief executive officer, the president, or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the board of directors, the chief executive officer, the president or the treasurer from time to time.

     Section 4.14    Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE V

COMMITTEES

     Section 5.1    Designation Of Committees. Subject to the Stockholders Agreement, the board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. Without derogating from the generality of the foregoing, the board of directors shall establish (i) an audit committee, (ii) a nominating committee, (iii) a corporate governance committee, and (iv) a compensation committee.

     Section 5.2    Committee Powers And Authority. The board of directors may provide, by resolution or by amendment to these Amended and Restated Bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Amended and Restated Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 5.3    Committee Procedures. To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 3.5 (except as they relate to an annual meeting of the board of directors) and Sections 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 of these Amended and Restated Bylaws, as if the committee were the board of directors.

ARTICLE VI

INDEMNIFICATION

     Section 6.1    Indemnification and Advancement of Expenses.

          (a) To the full extent permitted by the Corporation Law (as defined below) and any other applicable law, if any person is made a party to, or is involved in (for example as a witness) any proceeding (as defined below) other than a proceeding by or in the right of the Corporation by reason of the fact that such person is or was a director or officer (as defined below) of the Corporation, the Corporation (i) shall indemnify such person from and against any expenses (including but not limited to attorneys’ fees), judgments, fines (including but not limited to excise taxes assessed on a person with respect to an employee plan) and amounts paid in settlement actually and reasonably incurred by such person in such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

          (b) To the full extent permitted by the Corporation Law and any other applicable law, if any person who was or is a party to or is threatened to be made a party to or is involved in (for example as a witness) in any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, the Corporation (i) shall indemnify such person from and against any expenses (including but not limited to attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) Any repeal or modification of the foregoing provisions of this Article 6 for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article 6 or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the full extent permitted by law and all other provisions or parts shall remain in full force and effect.

     Section 6.2    Authorization of Indemnification.

          (a) Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding described above, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

          (b) For purposes of any determination under Section 6.2(a), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 6.2(b) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1.

     Section 6.3    Definitions. As used in this Article 6, the following terms have the following meanings:

          (a) Corporation Law. The term “Corporation Law” means the DGCL as it exists on January 27, 1995, the date this Article 6 is adopted, and as the DGCL may be thereafter amended from time to time. In the case of any amendment of the DGCL after the date of adoption of this Article 6, when used with reference to an act or omission occurring prior to effectiveness of such amendment (unless prohibited by law), the term “Corporation Law” shall include such amendment only to the extent that the amendment permits a corporation to provide broader indemnification rights than the DGCL permitted prior to the amendment.

          (b) Director or Officer. The term “director” or “officer” means (a) a director of the Corporation or an officer of the Corporation, and (b) while an individual is a director or officer of the Corporation, the individual’s serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (including without limitation any service as a director, officer, manager, employee or agent which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to any employee benefit plan, its participants or beneficiaries), and (c) any other position (not with the Corporation itself) in which a director or officer of the Corporation is serving at the request of the Corporation and for which indemnification by the Corporation is permitted by the Corporation Law.

          (c) Proceeding. The term “proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

          (d) For purposes of this Article 6, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article 6 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article 6, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 6.

     Section 6.4    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.2, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1. Neither a contrary determination in the specific case under Section 6.2 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6.5    Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     Section 6.6    Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense under the provisions of this Article 6 and whether or not the Corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this Article 6 or of the Corporation Law or by any other applicable law.

     Section 6.7    Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to this Article 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the Restated Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 6.1 shall be made to the fullest extent permitted by law. The provisions of this Article 6 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 but whom the Corporation has the power or obligation to indemnify under the provisions of the Corporation Law, or otherwise.

     Section 6.8    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.9    Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.4), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 6.10    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 6 to directors and officers of the Corporation.

ARTICLE VII

STOCK

     Section 7.1    Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the chairman, president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him or her in the Corporation.

     Section 7.2    Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 7.3    Transfer Of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.

     Section 7.4    Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     Section 7.5    Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of the State of Delaware.

ARTICLE VIII

SEAL

     The board of directors may, but need not, adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words “SEAL” and “DELAWARE” and which, if and when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

ARTICLE IX

AMENDMENT

     Subject to the Stockholders Agreement, to the provisions of the Restated Certificate of Incorporation and to the specific provisions of these Amended and Restated Bylaws, these Amended and Restated Bylaws may at any time and from time to time be amended, altered or repealed by the board of directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

     Notwithstanding anything to the contrary contained herein, any reference herein to the Stockholders Agreement that relates to a specific provision thereof shall become null and void and of no further force and effect at such time as the relevant provision of the Stockholders Agreement shall be terminated in accordance with its terms and all references herein to the Stockholders Agreement shall become null and void and of no further force and effect at such time as the Stockholders Agreement shall be terminated in its entirety in accordance with its terms.

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